EXHIBIT 99

MHR HOLDINGS LLC

By:/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
New York, New York 10019

MHR FUND MANAGEMENT LLC

By:/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
New York, New York 10019

MHR INSTITUTIONAL PARTNERS III LP

By: MHR Institutional Advisors III LLC, its General Partner

/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
New York, New York 10019

MHR INSTITUTIONAL ADVISORS III LLC

By:/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
New York, New York 10019